UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 1, 2025

UDR, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-10524	54-0857512
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado		80129
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (720) 283-6120

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	UDR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Promotion to Chief Operating Officer

Effective January 1, 2025, the Board of Directors of UDR, Inc. (the “Company”) appointed Michael D. Lacy, the Company’s Senior Vice President – Operations, as Chief Operating Officer of the Company.

Mr. Lacy, age 43, joined the Company in November 2006 and worked in an operational strategist role and as a Senior Acquisitions Analyst. In November 2010, Mr. Lacy was promoted to Director of Pricing and Revenue Management, and from 2014 to 2016, he managed a portfolio in Southern California in the position of Vice President - Southern California Regional Manager. In January 2016, Mr. Lacy was promoted to Vice President - Property Operations, and in January 2019 he was promoted to Senior Vice President - Operations. Mr. Lacy began his career as an accountant at RedPeak Properties. No family relationship exists between Mr. Lacy and any of the Company’s directors or other executive officers. The Company has not entered into any new compensation arrangements with Mr. Lacy in connection with his appointment. Mr. Lacy is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Promotion to Chief Investment Officer and Search for New Chief Financial Officer

Effective January 1, 2025, the Board of Directors appointed Joseph D. Fisher, the Company’s President and Chief Financial Officer, to the additional role of Chief Investment Officer of the Company. Mr. Fisher will retain his roles as President and Chief Financial Officer. The Company will initiate an executive search process to recruit a new Chief Financial Officer. Upon the successful hire of a new Chief Financial Officer, Mr. Fisher will relinquish his roles and responsibilities as Chief Financial Officer and retain the roles of President and Chief Investment Officer.

Item 7.01 Regulation FD Disclosure.

The press release announcing, among other things, Mr. Lacy and Mr. Fisher’s appointments as Chief Operating Officer and Chief Investment Officer, respectively, is furnished as Exhibit 99.1 to this Report. This information is being furnished pursuant to Item 7.01, and the information contained therein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, the information contained in Exhibit 99.1 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Ex. No.	Description
99.1	Press Release.
104	Cover Page Interactive Data File – The cover page XBRL tags are embedded within the Inline XBRL document

Forward-Looking Statements

Certain statements made in this Current Report on Form 8-K, including with respect to the Company’s intent to conduct a search process to recruit a new Chief Financial Officer and the results of such process, may constitute “forward-looking statements.” Words such as “expects,” “intends,” “believes,” “anticipates,” “plans,” “likely,” “will,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement due to a number of factors, which include, but are not limited to, general market and economic conditions and other risk factors discussed in documents filed by the Company with the SEC from time to time, including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company’s expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UDR, Inc.

January 2, 2025	By:	/s/ Joseph D. Fisher
Joseph D. Fisher
President, Chief Financial Officer, and Chief Investment Officer
(Principal Financial Officer)